                                                                  EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                                   TENDER OF
                          9 1/2% SENIOR NOTES DUE 2005
                                IN EXCHANGE FOR
                     SERIES B 9 1/2% SENIOR NOTES DUE 2005

                             VENTURE HOLDINGS TRUST
                                  VEMCO, INC.
                         VENTURE INDUSTRIES CORPORATION
                     VENTURE MOLD & ENGINEERING CORPORATION
                            VENTURE LEASING COMPANY
                              VEMCO LEASING, INC.
                          VENTURE HOLDINGS CORPORATION
                            VENTURE SERVICE COMPANY

     This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of Venture Holdings Trust, a grantor trust organized under the laws of the State of Michigan, Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation and Venture Service Company, each a Michigan corporation (each an "Issuer" and, together with the Trust, the "Issuers"), who wishes to tender 9 1/2% Senior Notes due 2005 (the "Original Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures"
of the Issuers' Prospectus dated          , 1997 (the "Prospectus") and in
Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
  ON          , 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). ORIGINAL NOTES
          TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
                         PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                          THE HUNTINGTON NATIONAL BANK

                  By Mail, Overnight Courier or Hand Delivery:
                          The Huntington National Bank
                          41 South High Street-HC1112
                              Columbus, Ohio 43215
                     Attention: Corporate Trust Department

                                 By Facsimile:
                          The Huntington National Bank
                     Attention: Corporate Trust Department
                                 (614) 480-5223
                        (For Eligible Institutions Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE BOX ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Original Notes listed below:

                                                                   AGGREGATE
                                                                PRINCIPAL AMOUNT       AGGREGATE
    CERTIFICATE NUMBERS(S) (IF KNOWN) OF ORIGINAL NOTES           REPRESENTED          PRINCIPAL
        OR ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY                BY NOTE         AMOUNT TENDERED
    ---------------------------------------------------         ----------------    ---------------

                            PLEASE SIGN AND COMPLETE

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    Signatures of Registered Holder(s) or Authorized            Date: ..............................................
    Signatory:
                                                                Address: ............................................
    ....................................................
                                                                ....................................................
    ....................................................
                                                                Area Code and Telephone No.  ........................
    ....................................................
    Name(s) of Registered Holder(s):

    ....................................................

    ....................................................
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

     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

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Capacity:

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Address(es):
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

                                   GUARANTEE
                    (Not To Be Used for Signature Guarantee)

     The undersigned, a firm which is a member of a registered national Securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondence in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of) such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures" and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., New York City time, within three (3) New York Stock Exchange trading day following the Expiration Date.

Name of Firm:
-------------------------------------------------------

Address:
-------------------------------------------------------
                  (Include Zip Code)

Area Code and Telephone Number:
-------------------------------------------------------------------

Authorized Signature:
-------------------------------------------------------

Name:
-------------------------------------------------------

Title:
-------------------------------------------------------
                (Please Type or Print)

Date: ____________________ , 1997

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuers of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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